Exhibit 23.2
Consent of Independent Certified Public Accountants
We consent to the incorporation by reference in the following Registration Statements:
1) Registration Statement (Form S-3 No. 333-133504) of TOUSA, Inc.,
2) Registration Statement (Form S-8 No. 333-99307) of TOUSA, Inc.,
3) Registration Statement (Form S-3 No. 333-133502) of TOUSA, Inc., and
4) Registration Statement (Form S-8 No. 333-134452) of TOUSA, Inc.;
of our report dated August 6, 2008, with respect to the financial statements of Engle/Sunbelt Holdings, LLC included in this Annual Report (Form 10-K) of TOUSA, Inc.

/s/ Ernst & Young LLP

West Palm Beach, Florida
August 6, 2008